UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

CHINA NORTHERN MEDICAL DEVICE, INC.
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to China Northern Medical Device, Inc.

On February 12, 2014, the Company,  through our newly incorporated Scottish subsidiary, HCi VioCare Technologies Limited (“Viocare”), entered into an acquisition agreement with Christos Kapatos, a director of both the Company and Viocare (“Kapatos”), to acquire all rights and interest in and to a patented technology known as “Socket-Fit”.      Socket-Fit is a digital system for assessing an amputee’s residual limb and for the production of truly functional and comfortable prosthetic sockets.    The technology takes account of the external and internal geometry of the amputee’s stump, the biomechanical properties of each individual soft tissue layer and the boundary and loading conditions of a complete prosthesis to generate a virtual 3D model of the residual limb making it possible to product any accurate, functional and comfortable prosthetic socket.   By minimizing the time and cost of socket production and reducing the number of faulty sockets there will be a reduction in costs incurred by health services and insurance companies worldwide as well as benefits to the amputee.    The Company intends through the acquisition of the background intellectual property rights (“IPR”) to undertake and fund, through its U.K. subsidiary, a project as defined in the Acquisition Agreement to improve the nature of the data used in socket modeling software with a view to creating a system that will enable prosthetists to build a socket that evenly distributes weight, provides enhanced comfort, and can be marketed and used across the industry for improved socket creation.

Consideration for the acquisition by Viocare of the exclusive, perpetual, revocable, transferable, royalty free worldwide ownership of the IPR and knowhow to develop and exploit the IPR was the issuance of 500,000 shares of the common stock of the Company to Kapatos.  It is the intent of the Company to enter into a consulting agreement with Kapatos which will provide for services for the further development and commercialization of the IPR.

 A copy of the Acquisition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 13, 2014, the Company issued the required share consideration under the Acquisition Agreement to Kapatos thus completing the acquisition of the IPR as detailed above under Item 1.01.

Mr. Kapatos abstained from voting on the acquisition of the IPR.    Kapatos is an officer of the Company and is also an officer and director of Viocare.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 8.

ITEM 8.01          OTHER EVENTS

On January 15, 2014, the Company incorporated two wholly owned Scottish subsidiaries under which it intends to operate in the U.K.

The first subsidiary, HCi VioCare Technologies Limited was incorporated to acquire and develop technologies and has just finalized the acquisition of its first technology as described above in Item 1.01.

The second subsidiary, HCi VioCare Clinics UK Limited  (“Clinics”) was incorporated with the intent of the acquisition and operation of orthotics and prosthetics clinics which the Company intends to acquire and or establish in the U.K.    Clinics is currently in negotiation for the acquisition of an existing clinic currently operating in Glasgow.

SECTION 9.       FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

10.1	Acquisition Agreement between HCi Viocare Technologies Limited and Christos Kapatos dated February 2, 2014	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA NORTHERN MEDICAL DEVICE, INC.

Dated: February 14, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, and Director